                           ABERCROMBIE & FITCH REPORTS
                        SECOND QUARTER EPS GROWTH OF 26%


NEW ALBANY, Ohio / August 10, 2004 - Abercrombie & Fitch (NYSE: ANF) today reported that earnings per share on a fully diluted basis for the second quarter ended July 31, 2004 rose 26% to $0.44 versus $0.35 for the comparable period last year.

Net sales for the thirteen weeks ended July 31, 2004 increased 13% to $401.3 million from $355.7 million for the thirteen weeks ended August 2, 2003. Comparable store sales decreased 5% in the quarter.

Net income for the quarter increased 23% to $42.9 million compared to net income of $34.8 million for the second quarter of fiscal 2003.

Mike Jeffries, Chairman and Chief Executive Officer, said, "We are pleased with our second quarter results. Despite a difficult sales trend, our results reflect strong margin improvement and solid EPS growth of 26%."

The Company said that assuming a continuation of the second quarter sales trend, coupled with the continued investment in the business, earnings will be similar to last year's third quarter EPS.

Abercrombie & Fitch operated a total of 727 stores at the end of the second quarter, including 171 abercrombie stores and 197 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

Today at 4:30 pm Eastern Time the Company will conduct a conference call. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial
(800) 811-0667 or internationally at (913) 981-4901. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 369567; or for 12 months by visiting the Company's website at www.abercrombie.com.

                                      # # #

For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and
                                    Corporate Communications
                                    (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release, A&F's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

                             ABERCROMBIE & FITCH CO.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
   THIRTEEN WEEKS ENDED JULY 31, 2004 AND THIRTEEN WEEKS ENDED AUGUST 2, 2003
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                             ACTUAL                     ACTUAL
                                     ------------------------     -----------------------
                                       2004        % of Sales       2003       % of Sales
                                     ---------     ----------     ---------    ----------
Net Sales                            $ 401,346         100.0%     $ 355,719        100.0%
                                     ---------       -------      ---------      -------

Gross Income                           181,588          45.2%       144,333         40.6%

Gen'l, Admin. & Store Oper. Exp        112,881          28.1%        88,716         24.9%
                                     ---------       -------      ---------      -------

Operating Income                        68,707          17.1%        55,617         15.6%

Interest Income, Net                    (1,358)         -0.3%          (861)        -0.2%
                                     ---------       -------      ---------      -------

Income Before Income Taxes              70,065          17.5%        56,478         15.9%

Income Tax Expense                      27,210           6.8%        21,660          6.1%

  Effective Rate                          38.8%                        38.4%
                                     ---------                      -------

Net Income                           $  42,855          10.7%     $  34,818          9.8%
                                     ---------       -------      ---------      -------

Net Income Per Share:
  Basic                              $    0.45                    $    0.36
  Diluted                            $    0.44                    $    0.35


                             ABERCROMBIE & FITCH CO.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
 TWENTY-SIX WEEKS ENDED JULY 31, 2004 AND TWENTY-SIX WEEKS ENDED AUGUST 2, 2003
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                             ACTUAL                      ACTUAL
                                     -------------------------    ------------------------
                                       2004         % of Sales      2003        % of Sales
                                     ---------      ----------    ---------     ----------

Net Sales                            $ 813,276           100.0%   $ 702,442        100.0%
                                     ---------       ---------    ---------      -------

Gross Income                           347,178            42.7%     272,521         38.8%

Gen'l, Admin. & Store Oper. Exp        231,150            28.4%     176,614         25.1%
                                     ---------       ---------    ---------      -------

Operating Income                       116,028            14.3%      95,907         13.7%

Interest Income, Net                    (2,343)           -0.3%      (1,852)        -0.3%
                                     ---------       ---------    ---------      -------

Income Before Income Taxes             118,371            14.6%      97,759         13.9%

Income Tax Expense                      45,840             5.6%      37,390          5.3%

  Effective Rate                          38.7%                        38.2%
                                     ---------                    ---------

Net Income                           $  72,531             8.9%   $  60,369          8.6%
                                     ---------       ---------    ---------      -------

Net Income Per Share:
  Basic                              $    0.76                    $    0.62
  Diluted                            $    0.75                    $    0.60


                             ABERCROMBIE & FITCH CO.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                        (UNAUDITED)
                                       JULY 31, 2004  JANUARY 31, 2004
                                       -------------  ----------------
ASSETS
------
Current Assets
        Cash and Equivalents             $  572,148     $  511,073
        Marketable Securities                10,000         10,000
        Receivables                          16,083          7,197
        Inventories                         199,055        170,703
        Store Supplies                       32,964         29,993
        Other                                24,953         23,689
                                         ----------     ----------

Total Current Assets                        855,203        752,655

Property and Equipment, Net                 460,254        445,956

Other Assets                                    444            552
                                         ----------     ----------

TOTAL ASSETS                             $1,315,901     $1,199,163
                                         ----------     ----------


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities
        Accounts Payable                 $  137,429     $   91,364
        Accrued Expenses                    154,133        138,232
        Income Taxes Payable                 35,255         50,406
                                         ----------     ----------

Total Current Liabilities                   326,817        280,002
                                         ----------     ----------

Long-Term Liabilities
        Debt                                   --             --
        Deferred Income Taxes                25,464         19,516
        Other Long-Term Liabilities          27,526         28,388
                                         ----------     ----------

Total Long-Term Liabilities                  52,990         47,904
                                         ----------     ----------

Total Shareholders' Equity                  936,094        871,257
                                         ----------     ----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                   $1,315,901     $1,199,163
                                         ----------     ----------